Exhibit 10.13

FENDER MUSICAL INSTRUMENTS CORPORATION

2007 AMENDED AND RESTATED EQUITY COMPENSATION PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2007 Equity Compensation Plan (the “Plan”) was established effective as of December 20, 2007, by Fender Musical Instruments Corporation, a Delaware corporation (the “Company”) and is hereby amended and restated effective as of August 21, 2008. The Plan is intended to promote the overall financial objectives of the Company by motivating eligible persons in the Company’s employ or service to achieve long-term growth in stockholder equity in the Company by providing them the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Company.

II.	DEFINITIONS

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

III.	STRUCTURE OF THE PLAN

Awards under the Plan may consist of grants of (i) Incentive Options as described in Article Two, (ii) Nonqualified Options as described in Article Two, (iii) Restricted Shares as described in Article Three, Section I, (iv) Performance Shares as described in Article Three, Section II, (v) SARs as described in Article Three, Section III, (vi) Dividend Equivalent Rights as described in Article Three, Section IV, (vii) Restricted Stock Unit Awards as described in Article Three Section V and (viii) Cash Awards as described in Article Three, Section VI (all of the foregoing grants hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a Stock Option Agreement or other Grant Instrument or any amendment thereto. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform among the grant recipients.

IV.	ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Committee; provided, that with respect to any proposed Grants hereunder that would include members of the Committee as Participants in such Grants, the powers of the Committee shall be exercised by the Board. The Committee shall be comprised of two or more members appointed by the Board, each of whom shall be a “Non-Employee Director,” as that term is defined in Rule 16b-3(b)(3) of the 1934 Act.

B. The Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding Grants thereunder as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan or any Grant thereunder. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to:

1. approve any transaction involving a Grant pursuant to the Plan as necessary to exempt such transaction from Section 16(b) of the 1934 Act in accordance with Rule 16b-3 thereof;

2. provide for the acceleration of the right to exercise an Option (or portion thereof) or the acceleration of the vesting of, or lapse of restrictions on, any other Grant (or portion thereof);

3. prescribe additional terms, conditions and restrictions in any Grant Instrument and to provide for the forms of Grant Instrument to be utilized in connection with this Plan;

4. determine whether a Participant has suffered a Disability;

5. determine whether and for what reason a Participant has incurred a Termination of Service;

6. treat all or any portion of any period during which a Participant is on an approved leave of absence as a period of employment for purposes of accrual of his rights under a Grant;

7. determine whether the Company or any other person has a right or obligation to purchase Shares from a Participant and, if so, the terms and conditions on which such Shares are to be purchased;

8. to determine the restrictions or limitations on the Transfer of Shares;

9. determine whether a Grant is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of a Grant Instrument;

10. adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

11. appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties;

12. correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Grant Instrument, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan; and

13. construe and interpret this Plan and any Grant Instrument and make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

C. The Committee shall have full authority to determine with respect to all Grants, which eligible persons are to receive such Grants, the time or times when those Grants are to be made, the number of Shares to be covered by each such Grant, the status of any Option as either an Incentive Option or a Nonqualified Option, the time or times when any Option is to become exercisable, the vesting schedule (if any) applicable to any Shares, the maximum term for which any Option is to remain outstanding, and the consideration, if any, to be paid by a Participant for such Shares.

V.	ELIGIBILITY

The persons eligible to be Participants in the Plan are as follows:

1. Employees,

2. non-employee members of the Board or the non-employee members of the board of directors of any Subsidiary, and

3. consultants and other independent advisors who provide services to the Company (or any Subsidiary) and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

VI.	STOCK SUBJECT TO THE PLAN

A. The Shares issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustments as provided in paragraphs B and C below, the maximum number of Shares which may be issued over the term of the Plan shall not exceed 54,836 Shares, less the sum of (i) the number of Shares which shall have been issued under the 1997 Plan and the 2001 Plan, and (ii) the number of options on Shares which may be outstanding from time to time, pursuant to the 1997 Plan and the 2001 Plan. To the extent an option under the the 1997 Plan or the 2001 Plan shall terminate before exercise, the Shares subject to each such option shall be available for grant under this Plan.

B. If any Grant is forfeited or otherwise terminates or is canceled without the delivery of Shares, Shares are surrendered or withheld from any Grant to satisfy a Participant’s income tax withholding obligations, or Shares owned by a Participant are tendered to pay the exercise price of Options granted under the Plan, then the shares covered by such forfeited, terminated or canceled Grant or which are equal to the number of shares surrendered, withheld or tendered shall again become available for issuance pursuant to Grants granted or to be granted under this Plan. Any Shares issued by the Company, any Shares with respect to which Grants are made by the Company and any Shares with respect to which the Company becomes obligated to make Grants, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Grants under this Plan.

C. Effect of Certain Changes.

1. Anti-Dilution. If there is any change in the outstanding shares of Common Stock by reason of the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares, or recapitalizations, mergers, consolidations, reorganizations, rights offerings, exchanges or similar events, the number of Shares subject to the Plan, the number of such Shares which are Restricted Shares, Performance Shares, or Shares covered by outstanding Options, SARs, Restricted Stock Unit Awards, and Dividend Equivalent Rights, and the Exercise Price for an Option shall be proportionately adjusted by the Committee to reflect such changes. Appropriate adjustments may also be made by the Committee in terms of any Grant on an equitable basis to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

2. Change in Control.

(i) Upon the occurrence of a Change in Control specified in paragraph 1, 2 or 3 of the definition of Change in Control and immediately prior to the occurrence of a Change in Control specified in paragraph 4 of the definition of Change in Control, unless the applicable Grant Instrument expressly provides otherwise, Grants shall Fully Vest.

(ii) The following shall occur if Awards “Fully Vest”: (i) any Options, SARs and Dividend Equivalent Rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any Restricted Shares, Stock Unit Awards and other stock-based Grants granted under the Plan will become fully vested, any restrictions applicable to such Grants shall lapse and such Grants denominated in stock will be immediately paid out, and (iii) any performance goals applicable to Performance Shares will be deemed to be fully satisfied.

(iii) Upon the occurrence of any Change in Control or upon the occurrence of an Excluded Transaction where Grants are not assumed (or substituted) by the Surviving Company or its parent corporation, if any, the Committee may, in its sole discretion, determine that any or all outstanding Grants granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Grant may receive for each Share subject to such Grants a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share in connection with such transaction and the purchase price per share, if any, under the Grant multiplied by the number of Shares subject to such Grant; provided that if such product is zero or less or to the extent that the Grant is not then exercisable, the Grants will be canceled and terminated without payment therefor or provide that the period to exercise Options or SARs granted under the Plan shall be extended (but not beyond the expiration of such Option or SAR).

(iv) The Committee shall determine in its sole discretion whether a Grant shall be considered “assumed” or “substituted”. Without limiting the foregoing, for the purposes of this paragraph C.2, an Option or SAR shall be considered “assumed” or “substituted” if in the reasonable determination of the Committee (i) the aggregate intrinsic value (the difference between the then fair market value as reasonably determined by the Committee and the exercise price per Share multiplied by the number of Shares subject to such award) of the assumed (or substituted) Grant immediately after the Change in Control is substantially the same as the aggregate intrinsic value of such Grant immediately before such transaction, (ii) the ratio of the exercise price per assumed (or substituted) Grant to the fair market value per share of successor corporation stock immediately after the Change in Control is substantially the same as such ratio for such Grant immediately before such transaction and (iii) the Grant is exercisable for the consideration approved by the Committee (including shares of stock, other securities or property or a combination of cash, stock, securities and other property). The provisions of this paragraph shall be construed consistently with the terms or conditions of any regulation or ruling respecting the status of Incentive Options and the receipt of cash or other consideration coincident with the cancellation of Incentive Options.

3. Change in the Common Stock. In the event of a change in the Common Stock of the Company as presently constituted, the shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

4. Committee Discretion. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

5. Limit of Rights. Except as expressly provided in this Section, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate, sell or transfer all or part of its business or assets.

ARTICLE TWO

OPTIONS

I.	OPTION TERMS

Each Option shall be evidenced by one or more Grant Instruments in the form approved by the Committee; provided, however, that each such Grant Instrument shall comply with the terms specified below.

A. Eligibility. Incentive Options may only be granted to Employees. Nonqualified Options may be granted to any Participant.

B. Exercise Price.

1. The purchase price (the “Exercise Price”) of Shares subject to an Option shall be determined by the Committee and may be equal to, or greater than, the Fair Market Value of a Share on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Option shall be equal to, or greater than, the Fair Market Value of a Share on the date the Incentive Option is granted and (y) an Incentive Option may not be granted to an Employee who, on the date of Grant, is a 10% Stockholder, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of Grant. Subject to Article One, Section VI.C.1, the Committee shall not reduce the Exercise Price of an outstanding Option.

2. The Exercise Price shall become immediately due upon exercise of the Option and shall, subject to the provisions of Section I of Article Four and the Grant Instrument, be payable in cash or check made payable to the Company or such additional method as may be permitted in the Grant Instrument. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

(i) in Shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(ii) through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares in the open market and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale; provided, that the number of purchased Shares which the Participant directs the brokerage firm to sell, shall in no event exceed the number of Shares necessary to cover the Exercise Price plus required tax withholding. Except to the extent such sale and remittance procedure is utilized, payment of the Exercise Price for the purchased Shares must be made on the Exercise Date. Notwithstanding anything herein to the contrary, the provisions of the forgoing clause (ii) shall not be used to pay the exercise price of an Option that is being exercised to purchase unvested Shares.

C. Dollar Limitation. The aggregate Fair Market Value of the Shares (determined as of the respective Grant dates) for which one or more Incentive Options granted to any Employee under the Plan (or any other option plan of the Company or any Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Incentive Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

D. Exercise and Term of Options. Each Option shall be exercisable at such time or times, during such period and for such number of Shares as shall be determined by the Committee and set forth in the Grant Instrument. However, (i) no Option shall have a term in excess of ten (10) years measured from the Option Grant date, and (ii) if any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the Option term shall not exceed five (5) years measured from the Option Grant date.

E. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any Options held by the Participant at the time of cessation of Service or death:

(i) Should the Participant cease to remain in Service for any reason other than death, Disability or Misconduct, then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Participant.

(ii) Should Participant’s Service terminate by reason of Disability, then the Participant shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Participant.

(iii) If the Participant dies while holding an outstanding Option, then the personal representative of his or her estate or the person or persons to whom the Option is transferred pursuant to the Participant’s will or the laws of inheritance shall have a twelve (12)-month period following the date of the Participant’s death to exercise such Option.

(iv) Under no circumstances, however, shall any such Option be exercisable after the specified expiration of the Option term.

(v) During the applicable post-Service exercise period described in clauses (i), (ii) and (iii) above, the Option may not be exercised in the aggregate for more than the number of Shares for which the Option is exercisable on the date of the Participant’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any Shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Service, terminate and cease to be outstanding with respect to any and all Shares for which the Option is not otherwise at the time exercisable or in which the Participant is not otherwise at that time vested.

(vi) Should the Participant’s Service be terminated for Misconduct or should Participant otherwise engage in Misconduct while holding one or more Options under the Plan, then all those Options shall terminate immediately and cease to remain outstanding.

2. The Committee shall have the discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(i) extend the period of time for which the Option is to remain exercisable following Participant’s cessation of Service or death from the limited period otherwise in effect for that Option to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

(ii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested under the Option had the Participant continued in Service.

F. Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the Exercise Price and become the record holder of the purchased Shares.

G. Unvested Shares. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. Should the Participant cease Service while holding such unvested Shares, the Company shall have the right to repurchase, at the Exercise Price paid per Share, any or all of those unvested Shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the Grant Instrument.

H. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Company (or its assigns) shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Committee and set forth in the document evidencing such right.

ARTICLE THREE

OTHER EQUITY INCENTIVE GRANTS

I.	RESTRICTED SHARES

The Committee may issue or transfer Shares to a Participant under a Grant of Restricted Shares, upon such terms as the Committee deems appropriate. Each such issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. The following provisions are applicable to Restricted Shares:

A. General Requirements. Shares issued or transferred pursuant to Restricted Share Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on Restricted Shares shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Shares will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

B. Number of Shares. The Committee shall determine the number of Restricted Shares to be issued or transferred and the restrictions applicable to such Grant.

C. Requirement of Employment. If the Participant has a Termination of Service during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Share Grant shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company, and the Company shall refund to the Participant the lesser of (x) the consideration, if any, paid by the Participant for such Shares and (y) the Fair Market Value of the Shares as of the date of such Termination of Service. The Committee may, however, provide for complete or partial exceptions to these requirements as it deems appropriate.

D. Restrictions on Transfer and Legend on Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of (“Transfer”) the Restricted Shares except as permitted under the terms of a Grant Instrument. Each certificate for Restricted Shares shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the certificate covering the Restricted Shares subject to restrictions when all restrictions on such Shares have lapsed. The Committee may determine that the Company will not issue certificates for Restricted Shares until all restrictions on such Shares have lapsed, or that the Company will retain possession of certificates for Restricted Shares until all restrictions on such Shares have lapsed.

E. Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote Restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee.

F. Lapse of Restrictions. All restrictions imposed on Restricted Shares shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Grants of Restricted Shares, that the restrictions shall lapse without regard to any Restriction Period.

G. Payment of Purchase Price. Any purchase price determined by the Committee to be payable for Restricted Shares may be paid in the form of any of the following items of consideration which the Committee may deem appropriate in each individual instance:

1. cash or check made payable to the Company, or

2. past services rendered to the Company (or any Subsidiary).

H. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Company (or its assigns) shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any Restricted Shares. Such right of first refusal shall be exercisable in accordance with the terms established by the Committee and set forth in the Grant instrument.

II.	PERFORMANCE SHARES

A. General Requirements. The Committee may grant Performance Shares to a Participant. The value of a Performance Share shall be based on the Fair Market Value of a Share as of the date upon which payment in respect of such Performance Share is to be made or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Shares to be granted and the requirements applicable to such Shares.

B. Performance Period and Performance Goals. When Performance Shares are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Shares (“Performance Goals”), if any, and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operations; the performance of Shares, individual performance, or such other criteria as the Committee deems appropriate.

C. Payment with Respect to Performance Shares. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Shares have been met and the amount, if any, to be paid with respect to the Performance Shares. Payments with respect to Performance Shares shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee. Any fractional Performance Share shall be paid in cash. Payments on Performance Shares shall be made no later than the 15th day of the third month following the last day of the calendar year in which the Participant first has a vested right to the Performance Shares. Unless otherwise determined by the Committee, any Performance Shares with respect to which the Committee determines that the applicable Performance Goals or other conditions have not been met within the Performance Period shall be forfeited.

D. Requirement of Employment. If the Participant has a Termination of Service during a Performance Period, or if other conditions established by the Committee are not met, the Participant’s Performance Shares shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

E. Restrictions on Transfer. Rights to payments with respect to Performance Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to benefits payable hereunder, shall be void.

F. Limited Rights. Performance Shares are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Each Participant’s right in the Performance Shares is limited to the right to receive payment, if any, as may herein be provided. The Performance Shares do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The right of any Participant receiving a grant of Performance Shares to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with this Article Three, Section IV, no provision of the Plan shall be interpreted to confer upon any Participant any voting, dividend or derivative or other similar rights with respect to any Performance Share.

III.	STOCK APPRECIATION RIGHTS

A. General Requirements. The Committee may grant stock appreciation rights (each an “SAR”) to a Participant separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Option, SARs may be granted only at the time of the grant of the Incentive Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per Share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a Share as of the date of grant of the SAR.

B. Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

C. Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by or performing services for the Company or during the applicable period after Termination of Service as described in Article Two, Section I.E. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an executive officer or director of the Company or any of its subsidiaries who is subject to Section 16 of the 1934 Act, except in accordance with Rule 16b-3 under the 1934 Act.

D. Value of SARs. When a Participant exercises an SAR, the Participant shall receive in settlement of such SAR an amount, payable in cash, Shares or a combination thereof equal to the amount by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in Paragraph A above.

E. Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Shares, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional Share.

IV.	DIVIDEND EQUIVALENT RIGHTS

A. General Requirements. The Committee may grant Dividend Equivalent Rights to Participants. The timing of payment, if any, of each such Grant shall be in compliance with the requirements of Section 409A of the Code and shall be set forth in the applicable Grant Instrument.

B. Certain Terms. Unless otherwise determined by the Committee, a Dividend Equivalent Right is payable only while the Participant is an employee of or providing services to the Company. Payment of the amount determined in accordance with Paragraph A of this Section IV shall be in cash, in Shares or a combination of the two, as determined by the Committee in accordance with the Grant Instrument. The Committee may impose such other terms and conditions on the Grant of a Dividend Equivalent Right as it deems appropriate in its discretion as reflected by the terms of the Grant Instrument.

C. Dividend Equivalent Right with Other Grants. The Committee may establish a program under which Dividend Equivalent Rights may be granted in conjunction with other Grants. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to a Restricted Stock Unit Award or with respect to a Performance Share or any other type of Grant, which right would consist of the right to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time. The timing of payment, if any, of each such Dividend Equivalent Right shall be in compliance with the requirements of Section 409A of the Code and shall be set forth in the applicable Grant Instrument.

V.	RESTRICTED STOCK UNIT AWARDS

A. Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Participant selected by the Committee. The value of each stock unit under a Restricted Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a Dividend Equivalent Right with respect to the Shares subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, provided such deferral and reinvestment is set forth in advance in the Grant Instrument and is in compliance with Section 409A of the Code.

B. Vesting of Restricted Stock Unit Awards. The Committee shall in its discretion determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Grant Instrument, provided that the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. The requirements for vesting of a Restricted Stock Unit Award may be based on the continued Service of the Participant with the Company or an Affiliate for a specified time period (or periods), on the attainment of a specified performance goal (or goals) or on such other terms and conditions as approved by the Committee in its discretion. A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as set forth in the Grant Instrument.

C. Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Grant Instrument, which may be upon or following the vesting of the Award. Payments of Restricted Stock Unit Awards shall be made in such a way as to be either exempt from, or compliant with, the requirements of Section 409A of the Code. Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee in accordance with the timing of payments as set forth in the Grant Instrument.

D. No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Stock Unit Award until such time as Shares are delivered to the Participant pursuant to the terms of the Grant Instrument.

VI.	CASH AWARDS

The Committee may grant Cash Awards to Participants. The cash payment due upon settlement of a Cash Award shall be based on the attainment of performance goals and shall be subject to such other vesting conditions, restrictions and contingencies as the Committee shall determine and as reflected by the terms of the Grant Instrument.

ARTICLE FOUR

MISCELLANEOUS

I.	FINANCING

Except as otherwise prohibited by applicable securities laws, the Committee may permit any Participant to pay the Exercise Price for the Option or the purchase price for Shares issued by delivering a full-recourse, interest bearing promissory note to the Company payable in one or more installments and secured by the purchased Shares in accordance with the terms of any such note.

II.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan became effective as of December 20, 2007 (the “Effective Date”) and was approved by the Company’s shareholders on May 22, 2008. The Committee may grant Options and issue Shares under the Plan at any time after the Effective Date of the Plan and before the date fixed herein for termination of the Plan.

B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period following the Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested Shares or (iii) the termination of all outstanding Grants in connection with any event described in Article One, Section VI.C.2. All Grants outstanding at the time of a clause (i) termination event pursuant to this Article Four, Section II.B. shall continue to have full force and effect in accordance with the provisions of the Grant Instruments evidencing those Grants.

III.	AMENDMENT OF THE PLAN

The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Grants at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

V.	WITHHOLDING

A. Required Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding (including all federal, state and local income and payroll taxes) determined by the Committee to be required by law. The Company and the Participants shall mutually determine how to effect such tax withholding.

B. Election to Withhold Shares. If the Committee so permits, a Participant may make a written election to satisfy the Company’s income tax withholding obligation with respect to an Option, SAR, Restricted Shares, Performance Shares, Restricted Stock Unit Awards, or Dividend Equivalent Rights paid in Shares by having Shares withheld by the Company from the Shares otherwise to be received by Participant, or by delivering to the Company previously owned Shares (not subject to restrictions hereunder); provided, however, that the Participant may not make a written election to satisfy the Company’s payroll withholding obligation if the special timing rule of Treasury Regulation Section 31.3121(v)(2) applies upon vesting of any applicable Grant. In the event that the Committee permits and the Participant makes such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Incentive Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such restrictions as it deems necessary or appropriate. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

VI.	REGULATORY APPROVALS

The implementation of the Plan, the granting of any Grants under the Plan and the issuance of any Shares (i) upon the exercise of any Option or SAR or (ii) under any other Grant shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it.

VII.	NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.	MARITAL DISSOLUTION OR SEPARATION

Unvested Options and other Grants under the Plan are intended as incentives to secure the Participant’s future services to the Company and accordingly, to the maximum extent permissible under applicable law, shall not be treated as marital property to be divided between the spouses in connection with marital dissolution or legal separation proceedings except to the extent those Grants are at the time vested.

IX.	FUNDING OF THE PLAN

The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

X.	NATURE OF PAYMENTS

Any and all Grants and issuances of Shares under the Plan shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Participant, unless such plan or agreement specifically provides otherwise.

XI.	NON-UNIFORM DETERMINATIONS

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Grants (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Instruments, as to the persons to receive Grants under the Plan, and the terms and provisions of Grants under the Plan.

XII.	OTHER PAYMENTS OR AWARDS

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Grant or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

XIII.	SECTION HEADINGS

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

XIV.	TERMINATION OF PLAN

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Options shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Grants made under the Plan prior to its termination shall remain in effect until such Grants have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Instruments.

XV.	GOVERNING LAW

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Arizona, without giving effect to principles of conflict of laws.

XVI.	SEVERABILITY; ENTIRE AGREEMENT

If any of the provisions of this Plan or any Grant Instrument is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Grant Instruments contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

XVII.	NO THIRD PARTY BENEFICIARIES

Except as expressly provided therein, neither the Plan nor any Grant Instrument shall confer on any person other than the Company and the grantee of any Grant any rights or remedies thereunder.

XVIII.	SUCCESSORS AND ASSIGNS

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

XIX.	SECTION 409A COMPLIANCE

Notwithstanding anything to the contrary in this Plan or elsewhere, if a Participant is a “specified employee” as determined pursuant to Section 409A of the Code as of the date of the Participant’s Termination of Service and if any Grant provided for in this Plan or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A of the Code and (y) cannot be paid or provided in the manner otherwise provided without subjecting the Participant to “additional tax”, interest or penalties under Section 409A of the Code, then any such payment or benefit that is payable during the first six months following the Participant’s Termination of Service shall be paid or provided to the Participant on the first business day of the seventh calendar month following the month in which the Participant’s Termination of Service occurs.

ARTICLE FIVE

ISSUANCE OR TRANSFER OF SHARES

I.	REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

A. Stock Purchase Agreement. The Committee may require that a Participant execute a Stock Purchase Agreement; with such terms as the Committee deems appropriate, with respect to any Shares distributed pursuant to the Plan.

B. Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements (including, but not limited to the effectiveness of a registration statement or the applicability of an exemption from registration) applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to become subject to any agreement by which the stockholders of the Company are generally bound and to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders, registration and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

II.	TRANSFERABILITY OF GRANTS

A. Only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not assign or transfer those rights or any Option other than by will, or by the laws of descent and distribution, to a revocable trust, or, if applicable, as permitted by Rule 701 of the 1933 Act. When a Participant dies, the personal representative of his or her estate or the person or persons to whom the Grant is transferred pursuant to the Participant’s will or the laws of descent and distribution (“Successor”) may exercise such rights in accordance with the terms of the Plan. A Successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

III.	PURCHASE OF SHARES BY THE COMPANY

A. Right to Purchase. Unless otherwise determined by the Committee at or after Grant, in the event of the Participant’s Termination of Service, the Company shall have the right to repurchase all Shares issued or to be issued to the Participant under the Plan at Fair Market Value as of the date of such Termination of Service but not less than the amount paid by the Participant for such Shares. In the event that the Committee determines in good faith that the Participant has materially breached any non-compete or confidentiality agreement with the Company after Termination of Service, the price at which the Company shall have the right to repurchase such Shares shall be equal to the Exercise Price or purchase price paid by the Participant. Any repurchase shall be made in accordance with accounting rules to avoid adverse accounting treatment.

B. Exercise. The Company’s right to repurchase shall be exercisable at any time within one year after the date of Participant’s Termination of Service by the delivery of written notice to such effect by the Company to the Participant, his executor, administrator or beneficiaries. Within 30 days after receipt of such notice, the Participant, his executor, administrator or beneficiaries shall deliver a certificate or certificates for the Shares being sold, together with appropriate duly signed stock powers transferring such Shares to the Company, and the Company shall deliver to the Participant, his executor, administrator or beneficiaries the Company’s check in the amount of the purchase price for the Shares being sold.

C. Publicly Traded. The provisions of this Section III shall not apply at any time after the Shares are publicly traded on a national securities exchange.

APPENDIX

The following definitions shall be in effect under the Plan:

1. Board means the Company’s Board of Directors.

2. Cash Award means the amount of cash as may be awarded pursuant to Article Three, Section VI.

3. Change in Control means any of the following:

(1) During any period of not more than two years, the Incumbent Directors no longer represent a majority of the Board. “Incumbent Directors” are (A) the members of the Board as of August 21, 2008 and (B) any individual who becomes a director thereafter whose appointment or nomination was approved by at least a majority of the Incumbent Directors then on the Board (either by specific vote or by approval, without prior written notice to the Board objecting to the nomination, of a proxy statement in which the member was named as nominee). However, the Incumbent Directors will not include anyone who becomes a member of the Board thereafter as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board, including as a result of any appointment, nomination or other agreement intended to avoid or settle a contest or solicitation.

(2) There is a beneficial owner of securities entitled to 30% or more of the total voting power of the Company’s then-outstanding securities in respect of the election of the Board (“Voting Securities”), other than by (A) the Company, any subsidiary of it or any employee benefit plan or related trust sponsored or maintained by the Company or any subsidiary of it; (B) any underwriter temporarily holding securities pursuant to an offering of them; or (C) anyone who becomes a beneficial owner of that percentage of Voting Securities as a result of an Excluded Transaction (as defined in Section 3 below without regard to Section 3(B)).

(3) Consummation of a merger, consolidation, statutory share exchange or similar transaction (including an exchange offer combined with a merger or consolidation) involving the Company (a “Reorganization”) or a sale, lease or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all or substantially all of the Company’s consolidated assets (a “Sale”) other than an Excluded Transaction. An “Excluded Transaction” is a Reorganization or Sale pursuant to which immediately following such Reorganization or Sale:

(A) 50% or more of the total voting power of the Surviving Company’s then-outstanding securities in respect of the election of directors (or similar officials in the case of a non-corporation) is represented by Voting Securities outstanding immediately before the Reorganization or Sale or by securities into which such Voting Securities were converted in the Reorganization or Sale;

(B) there is no beneficial owner of securities entitled to 30% or more of the total voting power of the then-outstanding securities of the Surviving Company in respect of the election of directors (or similar officials in the case of a non-corporation); and

(C) a majority of the board of directors of the Surviving Company (or similar officials in the case of a non-corporation) were Incumbent Directors at the time the Board approved the execution of the initial agreement providing for the Reorganization or Sale. The “Surviving Company” means (a) in a Reorganization, the entity resulting from the Reorganization or (b) in a Sale, the entity that has acquired all or substantially all of the assets of the Company, except that, if there is a beneficial owner of securities entitled to 95% of the total voting power (in respect of the election of directors or similar officials in the case of a non-corporation) of the then-outstanding securities of the entity that would otherwise be the Surviving Company, then that beneficial owner will be the Surviving Company.

(4) The Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

For purposes of this definition of “Change in Control”, (i) any sale of only Weston Presidio L.P.’s interests in the Company that is approved by the Board shall not constitute a “Change in Control, and (ii) the term “beneficial owner” has the meaning assigned in Rule 13d-3 under the 1934 Act, as that rule is in effect as of the date hereof. After any Excluded Transaction, the Surviving Company will be treated as the Company for all purposes of the definition of Change in Control.

4. Code means the Internal Revenue Code of 1986, as amended.

5. Committee means the Compensation Committee of the Board and shall consist of not less than two directors. However, if a member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the 1934 Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

6. Common Stock means the Company’s common stock referred to in the definition of “Shares” below.

7. Company means Fender Musical Instruments Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Fender Musical Instruments Corporation which shall by appropriate action adopt the Plan.

8. Disability means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

9. Dividend Equivalent Rights means the Grant of a right to receive either credits for or payments of amounts based on the dividends declared on Shares, to be credited or paid as of the dividend payment dates, during such term as may be determined by the Committee.

10. Employee means an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

11. Exercise Date means the date on which the Company shall have received written notice of the Option exercise.

12. Fair Market Value per Share on any relevant date shall be:

(i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange on which the Common Stock is principally traded for such date or, if there is no closing selling price for such date, for the last preceding date on which there was a sale of such Common Stock on such exchange, or

(ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or, if there is no bid and ask price for such date, the last preceding date on which there was a sale of such Common Stock in such market, or

(iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

13. Grant means an award under the Plan of any Option, SAR, Restricted Share, Performance Share, Dividend Equivalent Right, Restricted Stock Unit Award, or Cash Award.

14. Grant Instrument means any of a Stock Option Agreement, Stock Issuance Agreement, Restricted Stock Unit Agreement, or other appropriate Grant Instrument which satisfies the Plan requirements by containing relevant terms and conditions of a Grant under the Plan.

15. Incentive Option means an Option which satisfies the requirements of Code Section 422.

16. Misconduct means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary) in a material manner. The foregoing definition shall not be deemed to be a limitation on the acts or omissions which the Company (or any Subsidiary) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Company (or any Subsidiary).

17. 1933 Act means the Securities Act of 1933, as amended.

18. 1934 Act means the Securities Exchange Act of 1934, as amended.

19. Nonqualified Option means an Option not intended to satisfy the requirements of Code Section 422.

20. Option(s) means Incentive Option(s) and Nonqualified Option(s).

21. Participant means any person who receives any Grant under the Plan.

22. Performance Share means the Grant of a right to receive an amount based on the value of a Share; or on such other measurement base as the Committee deems appropriate, if performance goals established by the Committee are met.

23. Plan means the Company’s 2007 Amended and Restated Equity Compensation Plan, as set forth in this document, as amended from time to time.

24. Restricted Shares means Shares subject to a Grant under Article Three, Section I of the Plan.

25. Restricted Stock Unit means the right to receive an amount, in cash or in shares of Common Stock, or in a combination thereof, based on the value of a Share, at the time or times determined by the Committee and set forth in the Restricted Stock Unit Agreement.

26. Restricted Stock Unit Award means the Grant of a right to receive an amount, in cash or in shares of Common Stock, or in a combination thereof, based on the value of a Share, at the time or times determined by the Committee and set forth in the Restricted Stock Unit Agreement.

27. Restricted Stock Unit Agreement means the agreement entered into by the Company and Participant at the time of issuance of Restricted Stock Units under the Plan.

28. SARs means stock appreciation rights subject to a Grant under Article Three, Section III of the Plan.

29. Service means the provision of services to the Company (or any Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the Option grant.

30. Share means one share of Class B Common Stock of the Company, $.01 par value, and any other stock or security resulting from adjustment thereof as provided herein. All Shares shall be automatically converted into, and all Options shall be automatically exercisable for, shares of Class A Common Stock of the Company, $.01 par value per share, upon the effective date of a registration statement under the 1933 Act pursuant to which shares of Class A Common Stock shall be offered for sale in an underwritten offering. All references herein to Shares mean the Class A Common Stock or the Class B Common Stock, as applicable.

31. Stock Exchange means either the American Stock Exchange or the New York Stock Exchange.

32. Stock Issuance Agreement means the agreement entered into by the Company and the Participant at the time of issuance of Shares pursuant to a Grant under the Plan.

33. Stock Option Agreement means the agreement entered into by the Company and the Participant at the time of issuance of Options pursuant to the Plan.

34. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

35. Termination of Service means the cessation of Service to the Company, whether voluntary or involuntary, including, by means of death, disability, retirement, discharge, resignation or otherwise. To the extent Section 409A of the Code applies to a Grant, such Participant shall be deemed to have experienced a Termination of Service to the extent the Participant has had a “separation from service: within the meaning of Section 409A of the Code and the regulations promulgated thereunder after applying all defaults under such regulations.

36. 10% Stockholder means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Subsidiary).

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